Exhibit 3(c) under Form N-1A
                                          Exhibit 4 under Item 601/Reg. S-K



                   BLANCHARD PRECIOUS METALS FUND, INC.



                                                     SEE REVERSE
ACCOUNT NO. INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND SIDE FOR
CERTAIN
                                                     DEFINITIONS



THIS IS TO CERTIFY THAT                           IS THE OWNER OF




  FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK of CUSIP 093254100
                   BLANCHARD PRECIOUS METALS FUND, INC.

   hereafter called the ``Company,'' transferable on the books of the Company by the owner, in person or by duly authorized attorney, upon surrender of this
   Certificate properly endorsed.
          The shares represented hereby are issued and shall be held subject to the provisions of the Articles of Incorporation and By-Laws of the Company, and
   all amendments thereto, to all of which the holder by acceptance hereof assets.
     This Certificate is not valid unless countersigned by the Transfer
Agent.
     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed in its name by its proper officers and to be sealed with its Seal.


PRESIDENT & TREASURER                       CHAIRMAN